Exhibit 10.3

Foxtel Management Pty Limited

Each MLAB named in Schedule 2

Each Initial Financier named in Schedule 2

Commonwealth Bank of Australia as Facility Agent

Syndicated Facility Agreement

The Allens contact for this document is Alan Maxton

Allens

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000 Australia

T  +61 2 9230 4000

F  +61 2 9230 5333

www.allens.com.au

© Allens Australia 2019

Disclaimer

Syndicated Facility Agreement

Contents

1	Definitions and interpretation		1

	1.1	Definitions	1

	1.2	Incorporated definitions	6

	1.3	Common Terms Deed Poll	6

	1.4	Inconsistency	7

2	Conditions precedent		7

	2.1	Initial conditions precedent	7

	2.2	Conditions precedent to all Funding Portions	7

3	Purpose		7

4	Commitments		7

	4.1	Commitment	7

	4.2	Allocation among Financiers	8

	4.3	Obligations several	8

5	Funding and rate setting procedures		8

	5.1	Delivery of a Funding Notice	8

	5.2	Requirements for a Funding Notice	8

	5.3	Irrevocability of Funding Notice	9

	5.4	Number of Funding Portions	9

	5.5	Amount of Funding Portions	9

	5.6	Selection of Interest Periods	9

	5.7	Consolidation of Funding Portions	9

	5.8	Determination of Funding Rate	9

6	Cancellation of Commitment and Prepayments		10

	6.1	Cancellation of Commitments during the Availability Period	10

	6.2	Cancellation at end of Availability Period	10

	6.3	Cancellation on Financial Close Sunset Date	10

	6.4	Voluntary Prepayment	10

	6.5	General provisions regarding prepayment and cancellation	10

7	Interest and Margin		10

	7.1	Interest rate	10

	7.2	Basis of Calculation of Interest	10

	7.3	Payment of Interest	11

	7.4	Margin	11

8	Repayment		11

9	Market Disruption		11

	9.1	Market disruption	11

	9.2	Alternative basis of interest or funding	12

	9.3	Agent’s role and confidentiality	12

10	Anti Money Laundering		12

11	FATCA		13

12	No additional payment		15

13	Liquidity Bills		15

14	Fees		16

	14.1	Commitment fee	16

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	14.2	Establishment fee	16

	14.3	Agent’s fees	16

15	Interest on Overdue Amounts		16

	15.1	Accrual	16

	15.2	Payment	16

16	Break Costs		16

17	Assignments		17

	17.1	Assignment by Borrowers	17

	17.2	Assignment by Financiers	17

	17.3	Securitisation	17

	17.4	Substitution certificates	17

	17.5	Change of Lending Office	18

	17.6	No increased costs	18

	17.7	New Borrower	18

18	Relations between Facility Agent and Financiers		18

	18.1	Appointment of Facility Agent	18

	18.2	Facility Agent’s capacity	19

	18.3	Facility Agent’s obligations	19

	18.4	Facility Agent’s powers	19

	18.5	Instructions to Facility Agent	19

	18.6	Assumptions as to authority	20

	18.7	Facility Agent’s liability	20

	18.8	Delegation	20

	18.9	Distribution by Facility Agent	21

	18.10	Facility Agent entitled to rely	21

	18.11	Provision of information	21

	18.12	Indemnity by Financiers	22

	18.13	Independent appraisal by Financiers	22

	18.14	Resignation and removal of Facility Agent	22

	18.15	Institution of actions by Financiers	23

	18.16	Identity of Financiers	23

	18.17	Address for notices to the Facility Agent	23

	18.18	Disenfranchisement for certain Debt Purchase Transactions	23

19	Facility Agent Dealings		24

20	Control Accounts		24

21	Proportionate Sharing		25

	21.1	Sharing	25

	21.2	Arrangements with unrelated parties	26

	21.3	Unanticipated default	26

22	Public Offer		26

	22.1	MLABs’ representations, warranties and undertakings	26

	22.2	Initial Borrower’s confirmation	26

	22.3	Financiers’ representations and warranties	26

	22.4	Information	27

	22.5	Co-operation if Section 128F requirements not satisfied	27

23	Contractual Recognition of Bail-In		27

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24	Privacy	29

25	Governing Law and Jurisdiction	29

26	Counterparts	29

Schedule 1		30

	Initial Borrower	30

Schedule 2		31

	Part 1 – MLABs	31

	Part 2 – Initial Financiers	31

Schedule 3		33

	Initial conditions precedent	33

Annexure A		44

	Borrower Assumption Letter	44

Annexure B		45

	Funding Notice	45

Annexure C		46

	Verification Certificate	46

Annexure D		47

	Substitution Certificate	47

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This Agreement is made on	14 November 2019

Parties

1	The person named in Schedule 1 (the Initial Borrower);

2	Each bank or financial institution named in Part 1 of Schedule 2 (each an MLAB);

3	Each bank or financial institution named in Part 2 of Schedule 2 (each an Initial Financier); and

4	Commonwealth Bank of Australia (ABN 48 123 123 124) of Level 21, 201 Sussex Street, Darling Park Tower, Sydney, NSW, 2000 (the Facility Agent).

Recitals

The Initial Borrower has requested the Financiers to provide a facility under which cash advances of up to a maximum of A$610,000,000 may be made available to the Borrowers.

It is agreed as follows.

1	Definitions and interpretation

1.1	Definitions

In this Agreement:

Associate has the meaning given to it in Section 128F(9) of the Tax Act.

Australian Withholding Tax means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth).

Availability Period means the period commencing on the date of Financial Close and ending on the earlier of:

(a)	one month prior to the Maturity Date; or

(b)	the date on which the Commitment is cancelled in full.

Base Rate means the BBSY Rate, provided that the Base Rate for any Funding Portion with an Interest Period of 3 months or less will be the BBSY Rate for an Interest Period of 3 months.

BBSY Rate for a period means the higher of zero and the following rate determined at or about 11.00am (Sydney time) on the first day of that period (or if different the time specified by the Facility Agent as the time at which this rate is normally published) and for a period equivalent (in the opinion of the Facility Agent, without the need for instructions) to the Interest Period:

(a)	the Screen Rate; or

(b)

if no Screen Rate is available for that period and the Interest Period is longer than the minimum period for which a Screen Rate is available, the Interpolated Screen Rate for that period or where the Interest Period is less than the shortest period published for the Screen Rate, the Screen Rate for the shortest period published for the Screen Rate; or

(c)	if:

(i)	no Screen Rate is available for that period and it is not possible to calculate an Interpolated Screen Rate or other rate under paragraph (b) above for that period; or

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(ii)

the basis on which the Screen Rate is displayed is changed and the Majority Financiers instruct the Facility Agent (after consultation by the Facility Agent with Foxtel) that in their opinion it ceases to reflect the Financiers’ cost of funding to the same extent as at the date of this Agreement, then the Base Rate will be the rate determined by the Facility Agent to be the arithmetic mean of the buying rates quoted to the Facility Agent by three Reference Banks at or about 11.00am (Sydney time) on the first day of that period provided that, and subject to clause 9, if a Reference Bank does not supply a quotation by the time specified, the applicable Base Rate shall be determined on the basis of the quotations of the remaining Reference Banks. The buying rates must be for bills of exchange accepted by leading Australian banks and which have a term closest to the period.

Rates will be expressed as a yield percent per annum to maturity, and if necessary will be rounded to the nearest fourth decimal place.

Borrower means the Initial Borrower or a New Borrower.

Borrower Assumption Letter means a letter substantially in the form of Annexure A.

Break Costs means, in relation to a Financier, the amount determined by that Financier as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for, or allocated by the Financier to fund or maintain its commitments under the Finance Documents or the termination or repricing of any interest rate or currency swap or other hedging arrangement (including an internal arrangement) entered into by the Financier in connection with the liquidation or re-employment of those deposits or other funds.

Code means the US Internal Revenue Code of 1986.

Commitment means, in relation to a Financier, the amount specified opposite the relevant Financier’s name in Schedule 2 as reduced or cancelled under this Agreement.

Common Terms Deed Poll means the common terms deed poll dated 10 April 2012 (as amended and/or amended and restated from time to time) given by Foxtel Management Pty Limited, the parties listed in Schedule 1 to that document and others in favour of the Finance Parties (as defined therein).

Existing 2014 Syndicated Facility Agreement means the Syndicated Facility Agreement between the Initial Borrower and others dated 17 June 2014 (as amended from time to time).

Existing 2015 Syndicated Facility Agreement means the Syndicated Facility Agreement between the Initial Borrower and Foxtel Finance Pty Ltd and others dated 12 June 2015 (as amended from time to time).

Existing 2016 Syndicated Facility Agreement means the Syndicated Revolving Facility Agreement between the Initial Borrower and Foxtel Finance Pty Ltd and others dated 12 September 2016 (as amended from time to time).

Exposure means, in respect of a Financier, the aggregate Principal Outstanding in respect of that Financier under the Facility at that time.

Facility means the A$610,000,000 revolving cash advance facility made available to the Borrowers under this Agreement.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

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(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a party that is entitled to receive payments free from any FATCA Deduction.

Finance Document means:

(a)	this Agreement;

(b)	any Swap Agreement to which a Financier is a counterparty;

(c)	the Common Terms Deed Poll;

(d)	any Guarantee Assumption Deed Poll;

(e)	any Borrower Assumption Letter;

(f)	any Substitution Certificate;

(g)	any Subordination Deed;

(h)	the Working Capital Subordination Deed Poll;

(i)	each fee letter between one or more Finance Parties and any Transaction Party;

(j)	any document under which a Transaction Facility is provided; or

(k)	any other document or agreement agreed in writing to be a Finance Document for the purposes of this Agreement by Foxtel and the Facility Agent,

or any document or agreement entered into or given under or in connection with, or for the purpose of amending or novating, any of the above.

Finance Party means:

(a)	any MLAB;

(b)	the Facility Agent; or

(c)	any Financier.

Financial Close means the date on which the Facility Agent has issued a notice specifying that all conditions precedent referred to in clause 2.1 (Initial conditions precedent) have been satisfied or waived.

Financial Close Sunset Date means 31 January 2020 or such later date as the Facility Agent (acting on the instructions of all Financiers) and the Borrowers may agree.

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Financier means:

(a)	any Initial Financier; or

(b)	any Substitute Financier,

unless they have ceased to be a Financier in accordance with this Agreement.

Funding Date means the date on which a Funding Portion is provided or redrawn, or is to be provided or redrawn, to or by a Borrower under this Agreement.

Funding Notice means a notice in the form of Annexure B.

Funding Portion means each portion of the Commitments provided under this Agreement which has the same Funding Date and Interest Period.

Funding Rate means, in respect of an Interest Period, the aggregate of:

(a)	the Base Rate for that Interest Period; and

(b)	the Margin.

Interest Payment Date means the last day of each Interest Period.

Interest Period means a period determined under clause 5.6.

Interpolated Screen Rate means in relation to the Base Rate, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period.

Lending Office means, in respect of a Financier, the office of that Financier set out with its name in Schedule 2, or any other office notified by the Financier under this Agreement.

Liquidity Bill means a Bill drawn under clause 12.

Majority Financiers means Financiers whose Commitments aggregate at least 66.67% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 66.67% of the Total Commitments immediately prior to the reduction). Where a Financier’s Commitment has been reduced to zero, but it has an outstanding participation in any outstanding Funding Portions, then for this purpose its Commitment will be taken to be the aggregate amount of its participation.

Margin means at any time the rate calculated in accordance with clause 7.4.

Market Disruption Event means:

(a)

at or about noon on the first day of the Interest Period, the Screen Rate is not available and none or only one of the Reference Banks provides a rate to the Facility Agent to determine the Base Rate for the relevant Interest Period (in which case each Financier participating in the relevant Funding Portion will be an Affected Financier); or

(b)

before 5.00 pm (Sydney time) on the Business Day after the first day of the relevant Interest Period, the Facility Agent receives notifications in good faith from Financiers whose participation in the relevant drawdown is, or will be, equal to or greater than 33% of the principal amount under the drawdown, that as a result of market circumstances not limited to it, the cost of obtaining matching deposits in the Australian bank bill market to those Financiers would be in excess of the Base Rate or it is unable to obtain matching deposits in the Australian bank bill market (in which case an Affected Financier will be a Financier which gives such a notice).

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Maturity Date means the date falling three years from Financial Close.

Multi-Option Facility Agreement means the Multi-Option Facility Agreement between Foxtel Management Pty Limited (ACN 068 671 938) and Commonwealth Bank of Australia and others dated 30 June 2017 (as amended from time to time).

New Borrower means any Guarantor incorporated in Australia which accedes to this Agreement as a Borrower in accordance with clause 17.7.

Offshore Associate means an Associate:

(a)

which is a non-resident of Australia and is not or does not become a Financier or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(b)

which is a resident of Australia and which is or becomes a Financier or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and

which, in either case:

(c)

in respect of becoming a Financier, is not or does not become a Financier in the capacity of a dealer, manager or underwriter in relation to the invitation, or a clearing house, custodian, funds manager or responsible entity of a registered scheme; and

(d)	in respect of receiving a payment, does not receive the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

Principal Outstanding means, at any time, the aggregate principal amount of all outstanding Funding Portions under the Facility at that time.

Privacy Statement means each privacy statement of a Financier provided to Foxtel on or prior to the date of this Agreement (as varied from time to time and provided to Foxtel).

Pro Rata Share of a Financier, in respect of a Funding Portion, means the proportion of that Financier’s participation in that Funding Portion to the amount of that Funding Portion. That proportion will be determined under clause 4.2.

Reference Bank means:

(a)	Commonwealth Bank of Australia;

(b)	Westpac Banking Corporation;

(c)	Australia and New Zealand Banking Group Limited; or

(d)	National Australia Bank Limited,

or such other person as the Facility Agent and Foxtel may agree.

Retiring Financier means a Financier who has assigned or transferred any of its rights or obligations under clause 17 and who is a party to a Substitution Certificate.

Screen Rate means:

(a)

Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with Foxtel; and

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(b)	if the rate described in sub-paragraph (a) above is not available, the sum of:

(i)

the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with Foxtel; and

(ii)	0.05% per annum,

for the purposes of determining the rate as at a time, any subsequent correction, recalculation or republication by the administrator after the time shall be included.

Shareholder Loan Agreement means the Shareholder Loan Agreement between FS (Australia) I Pty Limited and NXEA dated on or about the date of this Agreement.

Substitute Financier means the person substituted by a Financier under clause 17.4.

Substitution Certificate means a certificate substantially in the form of Annexure D.

Total Commitments means the aggregate of the Commitments.

Total Undrawn Commitments means, at any time, the aggregate of the Undrawn Commitments of all Financiers at that time.

Transaction Facility means any facility provided by a Finance Party to any one or more of the Transaction Parties.

Undrawn Commitment means, in respect of a Financier at any time, the Commitment of that Financier at that time less the Principal Outstanding provided by that Financier at that time.

US Tax Obligor means:

(a)	a Borrower which is resident for tax purposes in the United States of America; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

Working Capital Facility Agreement means the Working Capital Facility Agreement between FS (Australia) I Pty Limited and Foxtel Management Pty Limited as agent for the Partners as a partnership carrying on the business of the Foxtel Partnership dated 24 July 2019 (as amended from time to time).

1.2	Incorporated definitions

Unless expressly defined in this Agreement, capitalised terms defined in the Common Terms Deed Poll have the same meaning in this Agreement.

1.3	Common Terms Deed Poll

(a)

This Agreement and the rights and obligations of the parties to it are subject to the terms and conditions of the Common Terms Deed Poll which are deemed to be incorporated in full into this Agreement as if expressly set out in this Agreement (with the necessary changes).

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(b)	Each Finance Document is a Finance Document for the purposes of the Common Terms Deed Poll.

1.4	Inconsistency

In the event of any conflict, ambiguity or inconsistency between this Agreement and the Common Terms Deed Poll or any other Finance Document, the terms of this Agreement will prevail to the extent of the inconsistency.

2	Conditions precedent

2.1	Initial conditions precedent

The right of a Borrower to give the first Funding Notice and the obligations of each Financier under this Agreement are subject to the condition precedent that the Facility Agent receives all of the items described in Schedule 3 in form and substance satisfactory to the Facility Agent (acting on the instructions of all Financiers). The Facility Agent shall notify the Borrowers and the Financiers promptly upon being so satisfied.

2.2	Conditions precedent to all Funding Portions

The right of a Borrower to give a Funding Notice and the obligations of each Financier to make available financial accommodation under this Agreement are subject to the further conditions precedent that as at the date of the relevant Funding Notice and relevant Funding Date:

(a)

representations and warranties: each representation and warranty given under a Finance Document is true and correct in all material respects, and is not misleading in any material respect as though they had been made in respect of the facts and circumstances then subsisting; and

(b)	no Default: no Event of Default or, except in relation to a rollover of an existing drawing, Potential Event of Default, is continuing or will result from the Funding Portion being provided.

3	Purpose

Each Borrower shall use the net proceeds of all accommodation provided under the Facility to:

(a)	refinance any existing Finance Debt of the NXEA Group; and

(b)	fund the general working capital and corporate requirements of the NXEA Group.

4	Commitments

4.1	Commitment

(a)

Subject to this Agreement, whenever a Borrower requests a Funding Portion in a Funding Notice, each Financier shall provide its Pro Rata Share of that Funding Portion to the Facility Agent in Same Day Funds in Dollars by 12 noon on the relevant Funding Date for the account of that Borrower, except to the extent the Funding Portion continues a previous Funding Portion. Unless otherwise agreed between Foxtel and the Facility Agent (acting in its own capacity), on receipt the Facility Agent shall pay it to the following account:

Name: Foxtel Management - Main Account

Bank: CBA

BSB: 064000

Account: 10659223

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or to such account with a bank in Sydney in the Borrower’s name as the Borrower may notify to the Facility Agent by not less than three Business Days’ notice. Any such notice must be signed by two Officers.

(b)	A Financier is not obliged to make available its Pro Rata Share in a Funding Portion if as a result its participation in all outstanding Funding Portions would exceed its Commitment.

4.2	Allocation among Financiers

Each Financier shall participate in each Funding Portion rateably according to its Commitment.

4.3	Obligations several

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Finance Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Funding Portion or any other amount owed by a Borrower which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Borrower.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

5	Funding and rate setting procedures

5.1	Delivery of a Funding Notice

(a)	If a Borrower requires the provision of a Funding Portion, it must deliver a Funding Notice to the Facility Agent.

(b)	The Facility Agent must notify each Financier of:

(i)	the contents of each Funding Notice; and

(ii)	the amount of that Financier’s Pro Rata Share of the Funding Portion requested,

as soon as reasonably practicable and in any event within 1 Business Day after the Facility Agent receives a Funding Notice under clause 5.1(a).

5.2	Requirements for a Funding Notice

A Funding Notice to be effective must be:

(a)	in writing in the form of, and specifying the matters required in, Annexure B; and

(b)

received by the Facility Agent before 11.00 am on a Business Day at least 3 Business Days before the proposed Funding Date (or any shorter period that the Facility Agent agrees in writing, acting on the instructions of all Financiers).

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5.3	Irrevocability of Funding Notice

A Borrower is irrevocably committed to draw Funding Portions from the Financiers in accordance with each Funding Notice issued by it.

5.4	Number of Funding Portions

The Borrowers shall ensure that there are no more than 12 Funding Portions outstanding at any time.

5.5	Amount of Funding Portions

The Borrowers shall ensure that each Funding Portion is:

(a)	a minimum of A$10,000,000 and an integral multiple of A$5,000,000; or

(b)	equal to the Total Undrawn Commitments.

5.6	Selection of Interest Periods

(a)	Each Borrower must select the Interest Period which is to apply to a Funding Portion requested by it in the Funding Notice delivered for that Funding Portion.

(b)	Each Interest Period must be of 1, 2, 3, 4, 5 or 6 months or any other period that the Facility Agent agrees with the relevant Borrower.

(c)	If an Interest Period ends on a day which is not a Business Day, it is regarded as ending on the next Business Day in the same calendar month or, if none, the preceding Business Day.

(d)	An Interest Period for a Funding Portion commences either on the first Funding Date for that Funding Portion or on the last day of the immediately preceding Interest Period for that Funding Portion.

(e)	No Interest Period may end after the Maturity Date.

(f)	If a Borrower:

(i)	fails to select an Interest Period for a Funding Portion under clause 5.6(a); or

(ii)	selects an Interest Period in a manner which does not comply with this clause 5.6,

then the Facility Agent may vary any Funding Notice to ensure compliance.

(g)

If a Borrower fails to give a Funding Notice in accordance with this clause 5 in respect of a Funding Portion which is to be continued by the provision of a new Funding Portion on the last day of its Interest Period, it will be taken to have given a Funding Notice electing to redraw that Funding Portion for the same Interest Period as the previous Interest Period.

5.7	Consolidation of Funding Portions

If two or more Funding Portions have Interest Periods which are of the same duration, then those Funding Portions will be consolidated into, and treated as, a single Funding Portion.

5.8	Determination of Funding Rate

(a)

The Facility Agent must notify each Financier and each Borrower of the Funding Rate for an Interest Period promptly, and in any event within 2 Business Days, after it has made its determination of the applicable Base Rate.

(b)	In the absence of manifest error, each determination of the Base Rate by the Facility Agent is conclusive evidence of that rate against the Borrowers.

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6	Cancellation of Commitment and Prepayments

6.1	Cancellation of Commitments during the Availability Period

(a)	A Borrower may cancel all or part of the Total Undrawn Commitments by giving the Facility Agent at least 3 Business Days notice, without premium or penalty.

(b)	A partial cancellation of the Total Undrawn Commitments may only be made in a minimum amount of A$10,000,000 and in an integral multiple of A$1,000,000.

(c)	The Commitment of a Financier is cancelled rateably in accordance with the proportion its Undrawn Commitment bears to the Total Undrawn Commitments cancelled.

6.2	Cancellation at end of Availability Period

At 5.00 pm (Sydney time) on the last day of the Availability Period, the Undrawn Commitment of the Financiers will be cancelled.

6.3	Cancellation on Financial Close Sunset Date

If Financial Close has not been achieved by 5:00pm (Sydney time) on the Financial Close Sunset Date, the Commitments will be cancelled.

6.4	Voluntary Prepayment

(a)

A Borrower may prepay all or part of the Principal Outstanding by giving the Facility Agent at least 3 Business Days notice. That notice is irrevocable. The Borrower shall prepay in accordance with it.

(b)	A prepayment of part only of the Principal Outstanding must be for a minimum of A$5,000,000 and in an integral multiple of A$1,000,000.

(c)	Any amount prepaid under this clause may be redrawn.

6.5	General provisions regarding prepayment and cancellation

(a)	A Borrower may make a prepayment under clause 6.3 only on a Business Day.

(b)

All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except that the relevant Borrower will be liable for any Break Costs arising as a consequence of the prepayment of all or any part of a Funding Portion other than on the last day of its Interest Period.

(c)	No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d)	Prepayment of an amount under this clause will be applied rateably among the Financiers according to their Pro Rata Share in the Principal Outstanding being prepaid.

7	Interest and Margin

7.1	Interest rate

Interest accrues from day to day on the outstanding principal amount of each Funding Portion at the rate per annum determined by the Facility Agent to be the Funding Rate for the relevant Interest Period.

7.2	Basis of Calculation of Interest

Interest will be calculated on the basis of a 365 day year and for the actual number of days elapsed from and including the first day of each Interest Period to (but excluding) the last day of

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the Interest Period or, if earlier, the date of prepayment or repayment of the Funding Portion in accordance with this Agreement.

7.3	Payment of Interest

Each Borrower shall pay that accrued interest on any Funding Portion made available to it in arrears on each Interest Payment Date.

7.4	Margin

(a)	Initially, the Margin will be 3.00% p.a.; and

(b)

thereafter, the Margin for a Funding Portion will be determined by reference to the table below based on the Net Debt to EBITDA Ratio of the NXEA Consolidated Group as shown in the most recent Compliance Certificate delivered after the date of this Agreement under clause 5.1 (Provision of information and reports) of the Common Terms Deed Poll as at the most recent Calculation Date.

Net Debt to EBITDA	Margin

above 3.5	3.75% p.a.

above 3.0 but ≤ 3.5	3.25% p.a.

above 2.5 but ≤ 3.0	3.00% p.a.

above 2.0 but ≤ 2.5	2.75% p.a.

above 1.5 but ≤ 2.0	2.50% p.a.

≤1.5	2.00% p.a.

Any Margin adjustment will take effect on the first day of the next Interest Period for a Funding Portion.

8	Repayment

(a)	Each Borrower shall repay each Funding Portion drawn by it on the last day of its Interest Period except to the extent it has been continued by the provision of a new Funding Portion on that day.

(b)	Amounts repaid under paragraph (a) are available for redrawing in accordance with this Agreement.

(c)	Repayment of a Funding Portion will be applied rateably among the Financiers according to their Pro Rata Share in the Principal Outstanding of the Funding Portion repaid.

(d)	All Funding Portions must be repaid in full on the Maturity Date.

9	Market Disruption

9.1	Market disruption

(a)

If the Facility Agent determines that a Market Disruption Event occurs in relation to a Funding Portion for any Interest Period, then it shall promptly notify Foxtel and the Financiers, and the rate of interest on each Affected Financier’s participations in that Funding Portion for that Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Facility Agent by that Affected Financier as soon as practicable and in any event no later than the Business Day before interest is due to be paid in respect of that Interest Period, to be that which expresses as a

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percentage rate per annum the cost to that Affected Financier of funding its participation in that Funding Portion from whatever source or sources it may reasonably select.

(b)

Each Affected Financer shall determine the rate notified by it under sub-paragraph (a)(ii) above in good faith. The rate so notified and any notification under paragraph (b) of the definition of Market Disruption Event, will be conclusive and binding on the parties in the absence of manifest error.

9.2	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Facility Agent or Foxtel so requires, the Facility Agent and Foxtel shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall only apply with the prior consent of all the Financiers and Foxtel, and then shall be binding on all parties to this Agreement.

(c)	The Facility Agent shall promptly inform Foxtel and each Financier of any alternative basis agreed under this clause 9.2.

9.3	Agent’s role and confidentiality

(a)	The Facility Agent shall promptly notify Foxtel:

(i)	on request any rate, or other information notified or specified by a Financier under this clause 9; and

(ii)	if there is a Market Disruption Event, the identity of any Financier or Financiers giving a notification under paragraph (b) of the definition of Market Disruption Event.

(b)

Each of the Facility Agent and Foxtel shall keep confidential and not disclose to any other Financier or any other person except the Borrowers, any information relating to a Financier described in paragraph (a) above. The Facility Agent shall ensure that its officers and employees involved in performing its functions as Facility Agent keep that information confidential and do not disclose it or allow it to be available to any other person or office within the Facility Agent.

(c)	However, the Facility Agent, Foxtel or its officers or employees may disclose such information:

(i)	to the extent required by any applicable law or regulation; or

(ii)	to the extent it reasonably deems necessary in connection with any actual or contemplated proceedings or a claim with respect to this clause 9.

10	Anti Money Laundering

(a)	Each Borrower agrees that a Financer may delay, block or refuse to process any transaction without incurring any liability if that Financier suspects that:

(i)	the transaction may breach any laws or regulations in Australia or any other country binding on that Financier;

(ii)

the transaction involves any person (natural, corporate or governmental) in a manner that would breach economic and trade sanctions imposed by Australia, the United States, the European Union or any country binding on that Financier; or

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(iii)

the transaction may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country and the transaction would breach or cause that Financier to breach any laws or regulations binding on that Financier.

(b)

Each Borrower must provide all information to each Financier which that Financer reasonably requires in order to manage its anti-money laundering, counter-terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia or any other country. Each Borrower agrees that a Financier may disclose any information concerning a Borrower or any Transaction Party to any law enforcement, regulatory agency or court where and to the extent required by any such law or regulation or authority in Australia or elsewhere.

(c)

Each Borrower declares and undertakes to each Financier that to the best of its knowledge, information and belief the processing of any transaction by the Financier in accordance with that Borrower’s instructions will not breach any laws or regulations in Australia or any other country relevant to the transaction.

11	FATCA

(a)

No additional amount is payable to a Financier under clause 3 (Payments), clause 9.1 (Increased costs) or clause 12.1 (Tax) of the Common Terms Deed Poll, if the obligation to do so is attributable to a FATCA Deduction required to be made by a Transaction Party in respect of the Facility.

(b)

Each party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. Despite the terms of the Common Terms Deed Poll, if a Transaction Party is required to make a FATCA Deduction in respect of the Facility, the Transaction Party shall not be required to pay any additional amount in respect of that FATCA Deduction under clause 3 (Payments), clause 9.1 (Increased costs) or clause 12.1 (Tax) of the Common Terms Deed Poll.

(c)

Each party shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the party to whom it is making the payment and, in addition, shall notify Foxtel, the Facility Agent and the Financiers.

(d)	Subject to paragraph (f) below, each party shall, within ten Business Days of a reasonable request by another party:

(i)	confirm to that other party whether or not it is a FATCA Exempt Party; and

(ii)

supply to that other party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other party reasonably requests for the purposes of that other party’s compliance with FATCA.

(e)

If a party confirms to another party pursuant to paragraph (d)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

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(f)	Paragraph (d) above shall not oblige any Financier or the Facility Agent to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(g)	If a party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (d) above (including where paragraph (f) above applies), then:

(i)	if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)

if that party failed to confirm its applicable “passthru payment percentage” then such party shall be treated for the purposes of the Finance Documents (and payments made under them) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the party in question provides the requested confirmation, forms, documentation or other information.

(h)	If a Borrower is a US Tax Obligor, or where the Facility Agent reasonably believes that its obligations under FATCA require it, each Financier shall, within ten Business Days of:

(i)	where a Borrower is a US Tax Obligor and the relevant Financier is an Initial Financier, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor and the relevant Financier is not an Initial Financier, the date of the relevant assignment or transfer;

(iii)	the date a US Tax Obligor becomes a new Borrower under this Agreement; or

(iv)	where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

supply to the Facility Agent:

(v)	a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(vi)	any withholding statement and other documentation, authorisations and waivers as the Facility Agent may require to certify or establish the status of such Financier under FATCA.

The Facility Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Financier pursuant to this paragraph (h) to Foxtel and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (h).

(i)

Each Financier agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Facility Agent pursuant to paragraph (h) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Facility Agent in writing of its legal inability to do so. The Facility Agent shall provide any such updated withholding certificate, withholding

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statement, documentation, authorisations and waivers to Foxtel. The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (i).

12	No additional payment

Despite the terms of the Common Terms Deed Poll, no additional amount is payable by a Transaction Party to a Financier under clause 3 (Payments), clause 9.1 (Increased costs) or clause 12.1 (Tax) of the Common Terms Deed:

(a)	in respect of Australian Withholding Tax which arises:

(i)	in respect of any interest paid to an Offshore Associate of a Borrower; or

(ii)	as a result of there being one Financier under this Agreement;

(b)

in respect of a Finance Party, to the extent the relevant Tax Deduction, loss, liability or cost results from a breach by that Finance Party of any of its obligations, representations and warranties under clause 22 (Public Offer);

(c)

with respect to any withholding or deduction on account of the Transaction Party receiving a direction under section 255 of the Tax Act, section 260-5 of the Taxation Administration Act 1953 (Cth) or any similar law.

13	Liquidity Bills

(a)	Each Borrower irrevocably and for value authorises each Financier, at its option, to prepare Liquidity Bills in respect of a Funding Portion so that:

(i)

their total face value amount does not exceed the outstanding principal amount of the Financier’s share of the Funding Portion (as notified by the Facility Agent under clause 5.1) and total interest payable to the Financier in respect of the Funding Portion; and

(ii)	their maturity date is not later than the last day of the Interest Period for that Funding Portion,

and to sign them as drawer or endorser in the name of and on behalf of a Borrower.

(b)	A Financier may negotiate or deal with any Liquidity Bill prepared by it as it sees fit and for its own benefit.

(c)	A Financier must pay any Tax on or in respect of the Liquidity Bills and any dealing with the Liquidity Bills in respect of that Financier.

(d)

Each Financier indemnifies each Borrower against any Loss which that Borrower suffers, incurs or is liable for in respect of that Borrower being a party to a Liquidity Bill in respect of that Financier.

(e)

Nothing in clause 13(d) affects a Borrower’s obligations under this Agreement (including its obligations in relation to the payment of the Principal Outstanding) which are absolute and unconditional obligations and not affected by any actual or contingent liability of any Financier to any Borrower under clause 13(d).

(f)

If a Borrower discharges any Liquidity Bill by payment, the amount of that payment is regarded as applied on the date of payment against the money owing by that Borrower to the Financier who prepared that Liquidity Bill.

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14	Fees

14.1	Commitment fee

(a)

A commitment fee accrues at the rate of 45% of the applicable Margin that would apply in relation to a Funding Portion outstanding on the date the fee is payable on the daily amount of the Undrawn Commitment (if any) of each Financier from the date of Financial Close to (and including) the last date of the Availability Period.

(b)

Foxtel shall pay (or procure payment of) the accrued commitment fee in arrears on the last Business Day of each successive 3 month period from the date of Financial Close and at the end of the Availability Period and on the cancelled amount of any Commitment on the date on which such Commitment is cancelled.

14.2	Establishment fee

Foxtel shall pay (or procure payment) to the Facility Agent for the account of the Initial Financiers the establishment fees as agreed between Foxtel and the Initial Financiers in a fee letter dated on or about the date of this Agreement between Foxtel and the Initial Financiers.

14.3	Agent’s fees

Foxtel shall pay (or procure payment to) the Facility Agent its fees as agreed between Foxtel and the Facility Agent in a fee letter dated on or about the date of this Agreement between Foxtel and the Facility Agent.

15	Interest on Overdue Amounts

15.1	Accrual

Except where the relevant Finance Document provides otherwise, interest accrues on each unpaid amount which is due and payable by a Borrower under or in respect of any Finance Document (including interest under this clause):

(a)

on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

(b)	both before and after judgment (as a separate and independent obligation); and

(c)	at the rate determined by the Facility Agent to be the sum of 2% pa plus the higher of:

(i)	the rate (if any) applicable to the unpaid amount immediately before the due date; and

(ii)	the Funding Rate, based on an Interest Period of 30 days.

15.2	Payment

Each Borrower shall pay interest accrued under this clause on demand by the Facility Agent and on the last Business Day of each calendar quarter. That interest is payable in the currency of the unpaid amount on which it accrues.

16	Break Costs

A Borrower must, within 3 Business Days of demand by the Facility Agent, pay (without double counting in respect of amounts paid under clause 11.1(b) of the Common Terms Deed Poll) to the Facility Agent for the account of each Financier its Break Costs attributable to all or any part of a Funding Portion being repaid or prepaid by that Borrower on a day other than the last day of the Interest Period for that Funding Portion.

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17	Assignments

17.1	Assignment by Borrowers

A Borrower may only assign or transfer any of its rights or obligations under this Agreement with the prior written consent of the Facility Agent acting on the instructions of all Financiers.

17.2	Assignment by Financiers

A Financier may assign or transfer all or any of its rights or obligations under the Finance Documents at any time if:

(a)

except if an Event of Default is continuing, in the case of any Financier, its remaining participation (if any) and the participation of the transferee or assignee in the Commitments is not less than A$20,000,000;

(b)	the transferee or assignee is:

(i)	a Related Body Corporate of the Financier or another Financier (in which case clause 17.2(a) shall not apply), and Foxtel has been given prior written notice of the transfer or assignment;

(ii)	a bank or financial institution if:

(A)	where the transfer complies with clause 17.2(a), Foxtel has been given prior written notice of the transfer or assignment; or

(B)

where the transfer does not comply with clause 17.2(a), Foxtel has given prior written consent, not to be unreasonably withheld, to the transfer or assignment. Foxtel will be deemed to have given its consent 10 Business Days after the Financier has requested it unless consent is expressly refused by Foxtel within that time; or

(iii)	any person if an Event of Default is continuing; and

(c)	in the case of a transfer of obligations, the transfer is effected by a substitution under clause 17.4.

17.3	Securitisation

A Financier may, without the consent of any Transaction Party but with prior written notice to Foxtel, assign, transfer, sub-participate or otherwise deal with all or any part of its rights and benefits under the Finance Documents to a securitisation vehicle so long as the Financier remains the lender of record.

17.4	Substitution certificates

(a)

If a Financier wishes to substitute a new bank or financial institution for all or part of its participation under this Agreement, it and the substitute shall execute and deliver to the Facility Agent 4 counterparts of a certificate substantially in the form of Annexure D together with a registration fee of $5,000 plus GST (where the substitute is an authorised deposit taking institution (as defined in the Banking Act 1959 (Cth)) or such other amount advised by the Facility Agent from time to time (where the substitute is not an authorised deposit taking institution (as defined in the Banking Act 1959 (Cth)).

(b)

On receipt of the certificate and registration fee, if the Facility Agent is satisfied that the substitution complies with clause 17.2 and the Facility Agent has completed all “know your customer” checks to its satisfaction in relation to the substitution, it shall promptly:

(i)	notify Foxtel;

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(ii)	countersign the counterparts on behalf of all other parties to this Agreement;

(iii)	enter the substitution in a register kept by it (which will be conclusive); and

(iv)	retain one counterpart and deliver the others to the Retiring Financier, the Substitute Financier and Foxtel.

(c)

When the certificate is countersigned by the Facility Agent the Retiring Financier will be relieved of its obligations, and the Substitute Financier will be bound by the Finance Documents, as stated in the certificate.

(d)	Each other party to this Agreement irrevocably authorises the Facility Agent to sign each certificate on its behalf.

17.5	Change of Lending Office

A Financier may change its Lending Office if it first notifies and consults with Foxtel.

17.6	No increased costs

Despite anything to the contrary in this Agreement and despite the terms of the Common Terms Deed Poll, if a Financier assigns its rights under this Agreement or changes its Lending Office, a Borrower will not be required to pay any net increase in the total amount of costs, Taxes, fees or charges which is a direct result of the assignment or change and of which that Financier or its assignee was aware or ought reasonably to have been aware on the date of the assignment or change. For this purpose only, an assignment, transfer, sub-participation or dealing under clause 17.3 or a substitution under clause 17.4 will be regarded as an assignment.

17.7	New Borrower

Any Guarantor incorporated in Australia may become a Borrower if the Facility Agent has received the following in form and substance satisfactory to it:

(a)	(verification certificate) a certificate in relation to that Guarantor given by two officers of that Guarantor substantially in the form of Annexure C;

(b)

(authorised officer certificate) an authorised officer certificate in relation to that Guarantor, given by a director of that Guarantor, nominating its authorised officers and certifying their specimen signatures, position and date of birth;

(c)	(completed documents) a Borrower Assumption Letter duly executed by that Guarantor;

(d)

(know your customer) evidence of receipt of all “know your customer” documentation which is reasonably required by the Facility Agent to permit each Financier to carry out all necessary “know your customer” or other similar checks under all applicable anti-money laundering laws and regulations; and

(e)	(legal opinion) an opinion of legal advisers to Foxtel.

18	Relations between Facility Agent and Financiers

18.1	Appointment of Facility Agent

Each Financier appoints the Facility Agent to act as its agent under the Finance Documents and authorises the Facility Agent to do the following on its behalf:

(a)	amend or waive compliance with any provision of the Finance Documents in accordance with the Finance Documents (including clause 18.5);

(b)	all things which the Finance Documents expressly require the Facility Agent to do, or contemplate are to be done by the Facility Agent, on behalf of the Financiers; and

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(c)	all things which are incidental or ancillary to the Powers of the Facility Agent described in clauses 18.1(a) or 18.1(b).

18.2	Facility Agent’s capacity

The Facility Agent:

(a)	in its capacity as a Financier, has the same obligations and Powers under each Finance Document as any other Financier as though it were not acting as the Facility Agent; and

(b)	may engage in any kind of banking or other business with any Transaction Party without having to notify or account to the Financiers.

18.3	Facility Agent’s obligations

(a)	The Facility Agent has only those duties and obligations which are expressly specified in the Finance Documents.

(b)	The Facility Agent is not required to:

(i)	keep itself informed as to the affairs of any Transaction Party or its compliance with any Finance Document; or

(ii)	review or check the accuracy or completeness of any document or information it forwards to any Financier or other person.

18.4	Facility Agent’s powers

(a)	Except as specifically set out in the Finance Documents (including clause 18.5), the Facility Agent may exercise its Powers under the Finance Documents:

(i)	as it thinks fit in the best interests of the Financiers; and

(ii)	without consulting with or seeking the instructions of the Financiers.

(b)	The exercise by the Facility Agent of any Power in accordance with this clause 18 binds all the Financiers.

18.5	Instructions to Facility Agent

The Facility Agent:

(a)	must exercise its Powers in accordance with any instructions given to it by the Majority Financiers or, if specifically required to do so under a Finance Document, all Financiers;

(b)	must not:

(i)	amend any provision of a Finance Document which has the effect of:

(A)	increasing the obligations of any Financier; or

(B)	changing the terms of payment of any amounts payable under the Finance Documents to any Financier; or

(C)	changing the manner in which those payments are to be applied; or

(D)	changing the definition of Majority Financiers;

(E)

a change to the Borrowers other than in accordance with clause 17.7 (New Borrower) or a change to the Guarantors other than in accordance with clause 8.18 (Undertakings concerning Additional Guarantors) or clause 8.19 (Release of Guarantors) of the Common Terms Deed Poll;

(F)	a reduction in the Margin or otherwise a change to the definition of Margin;

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(G)	amending clause 4.3 (Obligations several), clause 5.2 (Requirements for a Funding Notice) or clause 17.7 (New Borrower);

(H)	a change to clause 8.18 (Undertakings concerning Additional Guarantors), clause 8.19 (Release of Guarantors) or clause 9.2 (Illegality) of the Common Terms Deed Poll; or

(I)	changing this clause 18.5,

in each case without the consent of all of the Financiers;

(ii)

amend any other provision of any Finance Document without the consent of the Majority Financiers unless the Facility Agent is satisfied that the amendment is made to correct a manifest error or an error of a formal or technical nature only; or

(iii)

otherwise exercise any Power which the Finance Documents specify are to be exercised with the consent or in accordance with the instructions of all Financiers or the Majority Financiers or some other number of Financiers, or amend any such requirement, except with that consent or in accordance with those instructions; and

(c)

may refrain from acting, whether in accordance with the instructions of the Financiers, the Majority Financiers or otherwise, until it has received security for any amount it reasonably believes may become payable to it by the Financiers under clause 18.12.

18.6	Assumptions as to authority

Each Transaction Party may assume, without inquiry, that any action of the Facility Agent under the Finance Documents is in accordance with any required authorisations, consents or instructions from the Financiers or the Majority Financiers (as the case may be).

18.7	Facility Agent’s liability

Neither the Facility Agent nor any Related Body Corporate of the Facility Agent nor any of their respective directors, officers, employees, agents or successors is responsible to the Financiers or a Transaction Party for:

(a)

any recitals, statements, representations or warranties contained in any Finance Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Finance Document;

(b)

the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Finance Document (other than as against the Facility Agent) or any other certificate or document referred to or provided for in, or received by any of them under, any Finance Document;

(c)	any failure by a Transaction Party or any Financier to perform its obligations under any Finance Document; or

(d)

any action taken or omitted to be taken by it or them under any Finance Document or in connection with any Finance Document except in the case of its or their own fraud or wilful misconduct or gross negligence.

18.8	Delegation

The Facility Agent may employ agents and attorneys but will continue to be liable for the acts or omissions of such agents and attorneys.

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18.9	Distribution by Facility Agent

Unless any Finance Document expressly provides otherwise, the Facility Agent shall promptly distribute amounts received under any Finance Document firstly to itself for all amounts due to it in its capacity as Facility Agent, then for the account of the Financiers rateably among them according to their Commitments. To make any distribution the Facility Agent may buy and sell currencies in accordance with its normal procedures.

18.10	Facility Agent entitled to rely

The Facility Agent may rely on:

(a)

any certificate, communication, notice or other document (including any facsimile transmission or telegram) it believes to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons; and

(b)	advice and statements of solicitors, independent accountants and other experts selected by the Facility Agent with reasonable care.

18.11	Provision of information

(a)	The Facility Agent must forward to each Financier:

(i)	notice of the occurrence of any Default promptly after the Facility Agent becomes actually aware of it;

(ii)	a copy of each report, notice or other document which is intended for redistribution promptly after the Facility Agent receives it from a Transaction Party under any Finance Document; and

(iii)	a copy of each notice or other document that the Facility Agent considers material, promptly after the Facility Agent delivers it to a Transaction Party under any Finance Document.

(b)	The Facility Agent is not to be regarded as being actually aware of the occurrence of a Default unless the Facility Agent:

(i)	is actually aware that any payment due by a Transaction Party under the Finance Documents has not been made; or

(ii)	has received notice from a Financier or a Transaction Party stating that a Default has occurred describing the same and stating that the notice is a ‘Default Notice’.

(c)

Without limiting clause 1.2(r)(ii) of the Common Terms Deed Poll, if the Facility Agent receives a Default Notice, the Facility Agent may treat any such Default as continuing until it has received a further Default Notice from the party giving the original notice stating that the Default is no longer continuing and the Facility Agent is entitled to rely on such second notice for all purposes under the Finance Documents.

(d)

The Facility Agent is not to be regarded as having received any report, notice or other document or information unless it has been given to it in accordance with clause 15.1 of the Common Terms Deed Poll.

(e)

Except as specified in clause 18.11(a) and as otherwise expressly required by the Finance Documents, the Facility Agent has no duty or responsibility to provide any Financier with any information concerning the affairs of any Transaction Party or other person which may come into the Facility Agent’s possession.

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(f)

Nothing in any Finance Document obliges the Facility Agent to disclose any information relating to any Transaction Party or other person if the disclosure would constitute a breach of any law, duty of secrecy or duty of confidentiality.

18.12	Indemnity by Financiers

The Financiers severally indemnify the Facility Agent (to the extent not reimbursed by any Transaction Party) in their Pro Rata Shares against any Loss which the Facility Agent pays, suffers, incurs or is liable for in acting as Facility Agent, and must pay such amount within 2 Business Days after demand, except to the extent such Loss is attributable to the Facility Agent’s fraud, wilful misconduct or gross negligence.

18.13	Independent appraisal by Financiers

Each Financier acknowledges that it has made and must continue to make, independently and without reliance on the Facility Agent or any other Financier, and based on the documents and information it considers appropriate, its own investigation into and appraisal of:

(a)	the affairs of each Transaction Party;

(b)	the accuracy and sufficiency of any information on which it has relied in connection with its entry into the Finance Documents; and

(c)	the legality, validity, effectiveness, enforceability and sufficiency of each Finance Document.

18.14	Resignation and removal of Facility Agent

(a)

The Facility Agent may, by at least 10 Business Days notice to Foxtel and the Financiers, resign at any time and the Majority Financiers may, by at least 10 Business Days notice to Foxtel and the Facility Agent, remove the Facility Agent from office. The resignation or removal of the Facility Agent takes effect on appointment of a successor Facility Agent in accordance with this clause 18.14.

(b)

When a notice of resignation or removal is given, the Majority Financiers (after consulting with Foxtel) may appoint a successor Facility Agent. If Foxtel does not agree to the successor Facility Agent nominated by the Majority Financiers, then the Financiers and Foxtel shall negotiate in good faith for a period of 10 Business Days and if there is still no agreement upon the expiry of that period, the decision of the Majority Financiers will prevail. If no successor Facility Agent is appointed within 20 Business Days, the Facility Agent may appoint a successor Facility Agent.

(c)

When a successor Facility Agent is appointed, and executes an undertaking to be bound as successor Facility Agent under the Finance Documents, the successor Facility Agent succeeds to and becomes vested with all the Powers and duties of the retiring Facility Agent, and the retiring Facility Agent is discharged from its duties and obligations under the Finance Documents.

(d)

After any retiring Facility Agent’s resignation or removal, this Agreement continues in effect in respect of any actions which the Facility Agent took or omitted to take while acting as the Facility Agent.

(e)

The Facility Agent shall resign in accordance with paragraph (a) above (and, to the extent applicable), shall use reasonable endeavours to appoint a successor Facility Agent if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

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(i)

the Facility Agent fails to respond to a request under clause 11 and Foxtel or a Financier reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Facility Agent pursuant to clause 11 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies Foxtel and the Financiers that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) Foxtel or a Financier reasonably believes that a party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and Foxtel or that Financier, by notice to the Facility Agent, requires it to resign.

18.15	Institution of actions by Financiers

(a)

A Financier must not institute any legal proceedings against a Transaction Party to recover amounts owing to it under the Finance Documents, without giving the Facility Agent and each other Financier a reasonable opportunity to join in the proceedings or agree to share the costs of the proceedings.

(b)

If a Financier does not join in an action against a Transaction Party or does not agree to share in the costs of the action (having been given a reasonable opportunity to do so by the Financier bringing the action), it is not entitled to share in any amount recovered by the action until all the Financiers who did join in the action or agree to share the costs of the action have received in full all money payable to them under the Finance Documents.

18.16	Identity of Financiers

The Facility Agent may treat each Financier as the absolute legal and beneficial holder of its rights under the Finance Documents for all purposes, despite any notice to the contrary, unless otherwise required by law.

18.17	Address for notices to the Facility Agent

The Facility Agent’s address, fax number and email address is those set out below, or as the Facility Agent notifies the sender:

Address:           Level 21, Darling Park Tower 1, 201 Sussex Street, Sydney NSW 2000

Email address: agencygroup@cba.com.au

Attention:          Anne McLeod

18.18	Disenfranchisement for certain Debt Purchase Transactions

(a)	For so long as any Borrower Affiliate beneficially owns a Commitment or is a party to a Debt Purchase Transaction:

(i)

any Principal Outstanding in respect of that Commitment or Debt Purchase Transaction is taken to be zero for the purpose of determining who are the Majority Financiers for any approval, consent, waiver, amendment or other matter requiring a vote, instruction or direction by Financiers under the Finance Documents; and

(ii)	that Borrower Affiliate and any other person with whom it has entered into a Debt Purchase Transaction will be taken not to be a Financier for the purposes of

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instructing the Facility Agent (unless, in the case of that other person, it is a Financier in respect of another Commitment).

(b)

Each Financier must promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Borrower Affiliate, together with the amount of Commitment to which the Debt Purchase Transaction relates.

(c)	Each Financier that is a Borrower Affiliate agrees that (unless the Facility Agent otherwise agrees):

(i)

it is not entitled to receive the agenda or any minutes of, nor to attend or participate in, any meeting or conference call to which all Financiers or the Majority Financiers are invited to attend or participate in; and

(ii)	it is not entitled to receive any report or other document prepared at the request of, or on the instructions of, the Facility Agent or one or more of the Financiers.

(d)	In this clause:

(i)	Borrower Affiliate means:

(A)	a Transaction Party and each member of the NXEA Consolidated Group;

(B)	a Related Body Corporate of any person described in paragraph (A) above;

(C)	any entity, or the trustee of any trust or fund, which is managed or controlled by any person described in paragraph (A) or (B) above; and

(D)	any partnership of which any person described in paragraph (A) or (B) above is a partner.

(ii)	Debt Purchase Transaction means, in relation to a person, a transaction where that person:

(A)	purchases by way of assignment or transfer; or

(B)	enters into any sub-participation (or any agreement or arrangement having an economic substantially similar effect as a sub-participation) in respect of,

any Commitment or Principal Outstanding.

19	Facility Agent Dealings

Except where expressly provided otherwise:

(a)	all correspondence under or in relation to the Finance Documents between a Financier on the one hand, and a Transaction Party on the other, will be addressed to the Facility Agent; and

(b)	the Financiers and the Transaction Parties severally agree to deal with and through the Facility Agent in accordance with this Agreement.

20	Control Accounts

The accounts kept by the Facility Agent constitute sufficient evidence, unless proven wrong, of the amount at any time due from any Borrower under this Agreement.

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21	Proportionate Sharing

21.1	Sharing

(a)

Whenever a Financier (Financier A) receives or recovers any money in respect of any sum due from a Borrower under this Agreement in any way (including by set-off) except through distribution by the Facility Agent under this Agreement:

(i)	Financier A will promptly notify the Facility Agent and pay an amount equal to the amount of that money to the Facility Agent (unless the Facility Agent directs otherwise); and

(ii)	the Facility Agent will deal with the amount as if it were a payment by the Borrower on account of all sums then payable to the Financiers.

(b)	Unless paragraph (c) applies:

(i)

the payment or recovery will be taken to have been a payment for the account of the Facility Agent and not to Financier A for its own account, and the liability of that Borrower to Financier A will only be reduced to the extent of any distribution received by Financier A under paragraph (a)(ii); and

(ii)

(without limiting sub-paragraph (i)) each Borrower shall indemnify Financier A against a payment under paragraph (a)(i) to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

(c)	Where:

(i)	the money referred to in paragraph (a) was received or recovered otherwise than by payment (for example, set-off); and

(ii)

that Borrower, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Facility Agent, or becomes insolvent as a result of the receipt, or recovery or the payment, then the following will apply so that the Financiers have the same rights and obligations as if the money had been paid by that Borrower to the Facility Agent for the account of the Financiers and distributed accordingly:

(iii)

each other Financier will assign to Financier A an amount of the debt owed by that Borrower to that Financier under the Finance Documents equal to the amount received by that Financier under paragraph (a);

(iv)	Financier A will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and

(v)	that assignment will take effect automatically on payment of the distributed amount by the Facility Agent to the other Financier.

(d)

If Financier A is required to disgorge or unwind all or part of the relevant recovery or payment then the other Financiers shall repay to the Facility Agent for the account of Financier A the amount necessary to ensure that all the Financiers share rateably in the amount of the recoveries or payments retained. Paragraphs (b) and (c) above apply only to the retained amount.

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21.2	Arrangements with unrelated parties

This clause does not apply to receipts and recoveries by a Financier under arrangements (including credit derivatives and sub-participations) entered into by the Financier in good faith with parties unrelated to the Transaction Parties to cover some or all of its risk.

21.3	Unanticipated default

(a)

The Facility Agent may assume that a party (the Payer) due to make a payment for the account of another party (the Recipient) makes that payment when due unless the Payer notifies the Facility Agent at least one Business Day before the due date that the Payer will not be making the payment.

(b)	In reliance on that assumption, the Facility Agent may make available to the Recipient on the due date an amount equal to the assumed payment.

(c)

If the Payer does not in fact make the assumed payment, the Recipient shall repay the Facility Agent the amount on demand. The Payer will still remain liable to make the assumed payment, but until the Recipient does repay the amount, the Payer’s liability will be to the Facility Agent in the Facility Agent’s own right.

(d)

If the Payer is a Transaction Party any interest on the amount of the assumed payment accruing before recovery will belong to the Facility Agent. If the Payer is a Financier that Financier shall pay interest on the amount of the assumed payment at the rate determined by the Facility Agent, in line with its usual practice, for advances of similar duration to financial institutions of the standing of the Financier.

22	Public Offer

22.1	MLABs’ representations, warranties and undertakings

Each MLAB severally undertakes, represents and warrants to the Initial Borrower that:

(a)

on behalf of the Initial Borrower, it has made invitations to become a “Financier” under this Agreement in the form agreed with the Initial Borrower to at least ten parties (“Offerees”), each of whom, as at the date the relevant invitation was made, its relevant officers involved in the transaction on a day to day basis reasonably believed carried on the business of providing finance or investing or dealing in securities in the course of operating in financial markets for the purposes of section 128F(3A)(a)(i) of the Tax Act and each of whom has been disclosed to the Initial Borrower;

(b)

at least 10 of the parties to whom it has made invitations referred to in paragraph (a) were not, as at the date the invitations were made, to the knowledge of its relevant officers involved in the transaction, Associates of any of the others of those 10 Offerees; and

(c)

it has not made offers or invitations referred to in paragraph (a) to parties whom its relevant officers involved in the transaction on a day to day basis were aware (at the time of issue) were Offshore Associates of the Initial Borrower.

22.2	Initial Borrower’s confirmation

The Initial Borrower confirms that none of the potential offerees whose names were disclosed to it by the MLABs before the date of this Agreement were known or suspected by it to be an Offshore Associate of the Initial Borrower or an Associate of any other such offeree.

22.3	Financiers’ representations and warranties

Each Financier which became a Financier under this Agreement as a result of accepting an invitation under clause 22.1 (MLABs’ representations, warranties and undertakings) represents and warrants to each Initial Borrower that at the time it received the invitation it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

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22.4	Information

Each of the MLABs and each Financier will provide to a Borrower when reasonably requested by a Borrower any factual information in its possession or which it is reasonably able to provide to assist any Borrower to demonstrate (based upon tax advice received by a Borrower) that:

(a)	the “public offer” test under Section 128F of the Tax Act has been satisfied in relation to this Agreement; and

(b)	payments of interest under the Facility are exempt from Australian Withholding Tax under that section of the Tax Act,

where to do so will not in the MLAB’s or the Financier’s reasonable opinion breach any law or regulation or any duty of confidence.

22.5	Co-operation if Section 128F requirements not satisfied

If, for any reason, the requirements of Section 128F of the Tax Act have not been satisfied in relation to interest payable on Funding Portions (except to an Offshore Associate of a Borrower), then on request by the Facility Agent, the MLABs or a Borrower, each party shall co-operate and take steps reasonably requested with a view to satisfying those requirements:

(a)	where a Finance Party breached clause 22.1 (MLABs’ representations, warranties and undertakings) or clause 22.3 (Financiers’ representations and warranties), at the cost of that Finance Party; or

(b)	in all other cases, at the cost of the Borrowers.

23	Contractual Recognition of Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

For the purposes of this clause 23:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

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Bail-In Legislation means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)

in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

UK Bail-In Legislation means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Write-down and Conversion Powers means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to any UK Bail-In Legislation:

(i)

any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.

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24	Privacy

(a)

If a Transaction Party provides a Financier with personal information about an individual, or directs an individual to provide their personal information to a Financier, then that Transaction Party must show the relevant individual a copy of the Financier’s Privacy Statement so that the relevant individual may understand the manner in which their information may be used or disclosed by the relevant Financier.

(b)	Failure by a Transaction Party to comply with paragraph (a) does not and will not, by itself, constitute an Event of Default.

25	Governing Law and Jurisdiction

(a)	This Agreement is governed by the laws of New South Wales.

(b)	Each Borrower irrevocably and unconditionally submits to the non exclusive jurisdiction of the courts of New South Wales.

(c)

Each Borrower irrevocably and unconditionally waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum or those courts not having jurisdiction.

(d)

Each Borrower irrevocably waives any immunity in respect of its obligations under this Agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment prior to judgment, attachment in aid of execution or execution.

(e)	A Finance Party may take proceedings in connection with the Finance Documents in any other court with jurisdiction or concurrent proceedings in any number of jurisdictions.

26	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

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Schedule 1

Initial Borrower

Name	ABN/ACN/ARBN	Address and Notice details

Foxtel Management Pty Limited (in its own capacity)	65 068 671 938	Address:	5 Thomas Holt Drive, North Ryde NSW 2113

		Attention:	Director – Treasury
		Email:	foxtelfinance@foxtel.com.au

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Schedule 2

Part 1 – MLABs

Name	ABN/ACN/ARBN	Address and Notice details
Australia and New Zealand Banking Group Limited	11 005 357 522	Address:	Level 19, 242 Pitt Street Sydney NSW 2000

		Attention:	Paul Brickell

		Email:	Paul.Brickell@anz.com.au

Commonwealth Bank of Australia	48 123 123 124	Address:	Level 21, 201 Sussex Street Sydney NSW 2000

		Attention:	Tim Bates

		Email:	batesti@cba.com.au

National Australia Bank Limited	12 004 044 937	Address:	Level 22, 255 George Street Sydney NSW 2000

		Attention:	Andrew Ting

		Email:	Andrew.Ting@nab.com.au

Westpac Banking Corporation	33 007 457 141	Address:	Level 3, Westpac Place, 275 Kent Street Sydney NSW 2000

		Attention:	Robert Cameron

		Email:	robertcameron@westpac.com.au

Part 2 – Initial Financiers

Name and address	ABN/ACN/ARBN	Commitment

Commonwealth Bank	48 123 123 124	A$120,000,000
of Australia

Level 22, 201 Sussex
Street, Sydney NSW 2000

Australia and New	11 005 357 522	A$100,000,000
Zealand Banking
Group Limited

Level 20, 242 Pitt Street,
Sydney NSW 2000

National Australia	12 004 044 937	A$100,000,000
Bank Limited

Level 22, 255 George
Street, Sydney NSW 2000

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Name and address	ABN/ACN/ARBN	Commitment

Westpac Banking Corporation Level 3, Westpac Place, 275 Kent Street, Sydney NSW 2000	33 007 457 141	A$100,000,000

The Hongkong and Shanghai Banking Corporation Limited, Sydney Branch Level 36, Tower 1 – International Towers Sydney, 100 Barangaroo Avenue, Sydney NSW 2000	65 117 925 970	A$50,000,000

Bank of America N.A. Australian Branch Level 34 Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000	064 874 531	A$35,000,000

Bank of China Limited, Sydney Branch 140 Sussex Street, Sydney NSW 2000	29 002 979 955	A$30,000,000

Citicorp North America, Inc. 388 Greenwich Street, New York NY 10013		A$25,000,000

Deutsche Bank AG, Sydney Branch Level 16, Deutsche Bank Place, 126 Phillip Street, Sydney NSW 2000	13 064 165 162	A$25,000,000

JPMorgan Chase Bank, N.A., Sydney Branch 85 Castlereagh Street, Sydney NSW 2000	43 074 112 011	A$25,000,000

TOTAL		A$610,000,000

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Schedule 3

Initial conditions precedent

1	Verification Certificate

A certificate in relation to the Initial Borrower given by an officer of the Initial Borrower, substantially in the form of Annexure C.

2	Authorised Officer Certificate

An authorised officer certificate in relation to the Initial Borrower, given by a director of the Initial Borrower, nominating its authorised officers and certifying their specimen signatures, position and date of birth.

3	Finance Documents

(a)	An original of this Agreement duly executed by the Initial Borrower.

(b)	A duly executed copy of the Subordination Deed dated on or about the date of this Agreement and the Working Capital Subordination Deed Poll dated on or about the date of this Agreement.

(c)

A Finance Party Nomination Letter duly executed by Foxtel nominating the Facility Agent a Financier Representative, each Initial Financier a Financier and this Agreement, the Subordination Deed Poll and the Working Capital Subordination Deed Poll a Finance Document for the purposes of the Common Terms Deed Poll.

4	Existing Agreements

(a)

Evidence that on or before the date on which the first Funding Portion is provided, all amounts outstanding under the Existing 2016 Syndicated Facility Agreement will be repaid in full and all commitments under the Existing 2016 Syndicated Facility Agreement will be cancelled.

(b)

Evidence that all or part of the first Funding Portion provided under this Agreement will be applied to refinance the Existing 2015 Syndicated Facility Agreement so that on the date on which the first Funding Portion is provided, all amounts outstanding under the Existing 2015 Syndicated Facility Agreement will be repaid in full and all commitments under the Existing 2015 Syndicated Facility Agreement will be cancelled.

(c)

Evidence that on or before the date on which the first Funding Portion is provided, the $200,000,000 provided under the Shareholder Loan Agreement will be applied to repay the Principal Outstanding under, and as defined in, the Existing 2014 Syndicated Facility Agreement and all commitments under the Existing 2014 Syndicated Facility Agreement will be cancelled.

(d)	Evidence that on or before the date on which the first Funding Portion is provided, $60,000,000 of the commitments under the Multi-Option Facility Agreement will be cancelled.

5	KYC

Completion of the Finance Parties’ “Know Your Customer” checks in respect of each Transaction Party and their authorised representatives, and any other person for whom the Finance Parties reasonably believe that an applicable customer identification procedure must be conducted in connection with the Finance Documents and the transactions contemplated by those documents.

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6	Legal Opinion

An opinion of Allens, Australian legal advisers to the Initial Borrower addressed to the Finance Parties concerning the Finance Documents.

7	Fees

Payment of all fees due and payable under the Finance Documents (including each Finance Party’s reasonable legal costs and expenses in relation to negotiation and preparation of, and entry into, the Finance Documents).

8	Structure Chart

A copy of a structure chart showing the group structure for the NXEA Consolidated Group.

9	Searches

ASIC searches in respect of the Initial Borrower.

10	Effective Date

Evidence that the Effective Date as defined in the Deed of Amendment (Common Terms Deed Poll) dated on or about the date of this Agreement between Foxtel and others has occurred or will occur on or before the first Funding Date.

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Executed as an agreement.

Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

INITIAL BORROWER Executed in accordance with section 127 of the Corporations Act 2001 (Cth) by Foxtel Management Pty Limited:

/s/ Patrick Delany	/s/ James Marsh

Director Signature	Director / Secretary Signature

Print Name	Print Name

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MLABS

Signed by

as attorney for Australia and New Zealand Banking Group Limited under power of attorney dated in the presence of:

/s/ Armin Hosseinipour	/s/ Karen Brailey

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for and on behalf of Commonwealth
Bank of Australia by its attorney under power of attorney dated 24 June 2013 who declares that he or she is of Commonwealth Bank of Australia in the presence of:

Witness Signature	Attorney Signature

Print Name

Signed by

as attorney for National Australia Bank Limited under power of attorney dated in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

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MLABS

Signed by

as attorney for Australia and New Zealand Banking Group Limited under power of attorney dated in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for and on behalf of Commonwealth Bank of Australia by its attorney under power of attorney dated 24 June 2013 who declares that he or she is of Commonwealth Bank of Australia in the presence of:

/s/ Jordan Toombes	/s/ Tim Bates
Witness Signature	Attorney Signature

Print Name

Signed by

as attorney for National Australia Bank Limited under power of attorney dated in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

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MLABS

Signed by

as attorney for Australia and New Zealand Banking Group Limited under power of attorney dated in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for and on behalf of Commonwealth Bank of Australia by its attorney under power of attorney dated 24 June 2013 who declares that he or she is of Commonwealth Bank of Australia in the presence of:

Witness Signature	Attorney Signature

Print Name

Signed by

as attorney for National Australia Bank Limited under power of attorney dated in the presence of:

/s/ Nicole Wilson	/s/ Tim McGivern
Witness Signature

Print Name	Print Name

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Signed by

as attorney for Westpac Banking Corporation under power of attorney dated in the presence of:

/s/ Edward Wright	/s/ Nick O’Brien
Witness Signature	Attorney Signature

Print Name	Print Name

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INITIAL FINANCIERS
Signed by

as attorney for Australia and New Zealand Banking Group Limited under power of attorney dated in the presence of:

/s/ Armin Hosseinipour	/s/ Karen Brailey
Witness Signature	Attorney Signature

Print Name	Print Name

Signed for and on behalf of Commonwealth Bank of Australia by its attorney under power of attorney dated 24 June 2013 who declares that he or she is of Commonwealth Bank of Australia in the presence of:

Witness Signature	Attorney Signature

Print Name

Signed by

as attorney for National Australia Bank Limited under power of attorney dated in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

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INITIAL FINANCIERS
Signed by

as attorney for Australia and New Zealand Banking Group Limited under power of attorney dated in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for and on behalf of Commonwealth Bank of Australia by Tim Bates its attorney under power of attorney dated 24 June 2013 who declares that he or she is of Commonwealth Bank of Australia in the presence of:

/s/ Jordan Toombes	/s/ Tim Bates
Witness Signature	Attorney Signature

Print Name

Signed by

as attorney for National Australia Bank Limited under power of attorney dated in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

KYWB 506878039v14 205151388 13.11.2019	page 38

Syndicated Facility Agreement

INITIAL FINANCIERS

Signed by

as attorney for Australia and New Zealand Banking Group Limited under power of attorney dated in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for and on behalf of Commonwealth Bank of Australia by its attorney under power of attorney dated 24 June 2013 who declares that he or she is of Commonwealth Bank of Australia in the presence of:

Witness Signature	Attorney Signature

Print Name

Signed by

as attorney for National Australia Bank Limited under power of attorney dated in the presence of:

/s/ Nicole Wilson	/s/ Tim McGivern
Witness Signature
Print Name	Print Name

KYWB 506878039v14 205151388 13.11.2019	page 38

Syndicated Facility Agreement

Signed by

as attorney for Westpac Banking Corporation under power of attorney dated in the presence of:

/s/ Edward Wright	/s/ Nick O’Brien
Witness Signature	Attorney Signature

Print Name	Print Name

SIGNED by	)

)

and	)

	)	By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney
)
, as	)
attorneys for THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SYDNEY BRANCH under power of attorney	)
)
)
)

dated	)

in the presence of:	)

	)	By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney
)
Signature of witness

Name of witness (block letters)

KYWB 506878039v14 205151388 13.11.2019	page 39

Syndicated Facility Agreement

Signed by

as attorney for Westpac Banking Corporation under power of attorney dated in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

SIGNED by	) )	/s/ Alistair Paice

ALISTAIR PAICE and	)

	)	By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney
JENNIFER McRAE, as	)
attorneys for THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SYDNEY BRANCH under power of attorney dated 27/09/2019 in the presence of: /s/ James Armstrong	)
)
)
	)	/s/ Jennifer McRae
)
)
	)	By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney
)
Signature of witness	)

JAMES AMSTRONG
Name of witness (block letters)

KYWB 506878039v14 205151388 13.11.2019	page 39

Syndicated Facility Agreement

Signed for Bank of America N.A.

Australian Branch by its attorney in the

presence of:

/s/ Zi Jun Jason Ye	/s/ Jonathan Boyd

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for and on behalf of Bank of China Limited, Sydney Branch ABN 29 002 979 955 by its attorney under power of attorney dated in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

CITICORP NORTH AMERICA, INC.

Name:

Title:

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Syndicated Facility Agreement

Signed for The Bank of America N.A.

Australian Branch by its attorney in the

presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for and on behalf of Bank of China Limited, Sydney Branch ABN 29 002 979 955 by its attorney under power of attorney dated in the presence of:

/s/ Danchen Huang	/s/ Xuan Ding

Witness Signature	Attorney Signature

Print Name	Print Name

CITICORP NORTH AMERICA, INC.

Name:

Title:

KYWB 506878039v14 205151388 13.11.2019	page 40

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for and on behalf of Bank of China

Limited, Sydney Branch ABN 29 002 978

955 by as attorney under power of attorney

dated in the presence of

Witness Signature	Attorney Signature

Print Name	Print Name

CITICORP NORTH AMERICA, INC.

/s/ Elizabeth Minnella Gonzalez Name: Elizabeth Minnella Gonzalez Title: Vice President and Managing Director

Syndicated Facility Agreement

Signed by Deutsche Bank AG, Sydney

Branch by its attorneys under power of

attorney dated 18 April 2019:

/s/ Stephanie Hatem	/s/ Michael Ryan

Signature of witness	Signature of attorney

Name of witness (print)	Name of attorney (print)

/s/ David Barber

Signature of attorney

Name of attorney (print)

KYWB 506878039v14 205151388 13.11.2019	page 41

Syndicated Facility Agreement

SIGNED by	)

)

as authorised signatory for	)

JPMORGAN CHASE BANK, N.A.	)

SYDNEY BRANCH in the presence of:	)

/s/ Rohan Jain	) ) )	/s/ James A. Bruce
Signature of witness	)
)

	)	By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of JPMORGAN CHASE BANK, N.A. SYDNEY BRANCH
Name of witness (block letters))
)
)

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Syndicated Facility Agreement

FACILITY AGENT

Signed for and on behalf of Commonwealth

Bank of Australia by

its attorney under power of attorney dated

24 June 2013 who declares that he or she is

of Commonwealth Bank of Australia in the presence of:

/s/ Jordan Toombes	/s/ Tim Bates
Witness Signature	Attorney Signature

Print Name

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Syndicated Facility Agreement

Annexure A

Borrower Assumption Letter

TO:	Commonwealth Bank of Australia (as Facility Agent)

From:	[New Borrower]

Dated:  [*]

Dear Sirs

Re:

Syndicated facility agreement (Facility Agreement) dated on or about [*] 2019 between Foxtel Management Pty Limited (the Initial Borrower), each party listed in Schedule 2 to that agreement (as Initial Financiers) and the Facility Agent.

1.

We refer to the Facility Agreement. This is a Borrower Assumption Letter. Terms used in the Facility Agreement have the same meaning in this Borrower Assumption Letter unless given a different meaning in this Borrower Assumption Letter.

2.	[New Borrower] agrees to become a party to the Facility Agreement as a New Borrower and to by bound by the terms of the Facility Agreement as a Borrower.

3.

[New Borrower] acknowledges having received a copy of and approved the Facility Agreement together with all other documents and information it requires in connection with the Facility Agreement before signing this letter.

4.	This letter is governed by New South Wales law.

[If the New Borrower is signing under a Power of Attorney] [each attorney executing this letter states that he or she has no notice of revocation or suspension of his or her power of attorney.]

[Insert execution clause for New Borrower]

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Syndicated Facility Agreement

Annexure B

Funding Notice

To:	Commonwealth Bank of Australia (Facility Agent)

We refer to the syndicated facility agreement (Facility Agreement) dated on or about [*] 2019 between Foxtel Management Pty Limited (the Initial Borrower), each party listed in Schedule 2 to that agreement (as Initial Financiers) and the Facility Agent.

Expressions defined in the Facility Agreement have the same meaning when used in this Funding Notice.

Under clause 5.1 of the Facility Agreement:

(a)	We give you notice that we wish to draw on [insert Funding Date] (Funding Date).

(b)	The aggregate amount to be drawn is A$[*].

(c)	Particulars of each Funding Portion are as follows:

Amount	Interest Period
[*]	[*]

(d)	The proceeds of each Funding Portion are to be used in accordance with clause 3 of the Facility Agreement.

(e)

[Except as disclosed in paragraph (f)] each representation and warranty given under a Finance Document (other than the representation and warranty in clause 4.1(m) of the Common Terms Deed Poll) is true and correct in all material respects, and is not misleading in any material respect, as though they are made in respect of the facts and circumstances subsisting as at the date of this Funding Notice.

(f)	[Details of the exception to paragraph (e) are as follows: [*]]

(g)	We represent and warrant that no [Default]/[Event of Default] is continuing or will result from the provision of the Funding Portions referred to in this Funding Notice.

Date:

   Signed for and on behalf of [insert name of

   Borrower] by

Officer

Name (please print)

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Syndicated Facility Agreement

Annexure C

Verification Certificate

Note: To be signed by an officer of the relevant company.

TO:	Commonwealth Bank of Australia (as Facility Agent)

Syndicated Facility for Foxtel Management Pty Limited

I am [a director/the company secretary] of [*] (the Company).

I refer to the syndicated facility agreement (Facility Agreement) dated on or about [*] 2019 between Foxtel Management Pty Limited (the Initial Borrower), each party listed in Schedule 2 to that agreement (as Initial Financiers) and the Facility Agent.

Definitions in the Facility Agreement apply in this Certificate.

Attached are true, up-to-date and complete copies of the following.

(a)

[A power of attorney under which the Company executed any Finance Document to which it is expressed to be a party relating to the above facility. That power of attorney has not been revoked by the Company and remains in full force and effect.]

(b)	Extracts of minutes of a meeting of the directors of the Company authorising execution of any Finance Document to which it is expressed to be a party relating to the above facility.

(c)	A certificate of incorporation and constituent documents for the Company, if they are not already held by the Facility Agent.

If any of the documents in paragraph (c) are already held by the Facility Agent, we confirm [they are complete and up-to-date|the attached amendments are all subsequent amendments to them].

[To be included in the Initial Borrower’s verification certificate~I certify that the Net Debt to EBITDA Ratio as at Financial Close will be above 2.5 but less than 3.0.]

Below are the specimen signatures of all those authorised to give drawdown and other notices for the Company (each an Officer):

Name	Signature	Date of birth

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

By completing and signing an entry on the above list, each Officer acknowledges that:

•	each Financier may verify the identity of each Officer and carry out any “know your customer” check (or similar requirement) in respect of each Officer to each Financier’s satisfaction; and

•	the Officer has read and agrees with each Privacy Statement, which describes the manner in which their personal information may be collected, used and disclosed by a Financier.

The Company is solvent.

[Director]/[Company Secretary]

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Syndicated Facility Agreement

Annexure D

Substitution Certificate

This Agreement is made on [                    ] between the following parties:

1.	[ ]

  ABN [                    ]

(Retiring Financier)

2.	[ ]

  ABN [                    ]

(Substitute Financier)

3.	Commonwealth Bank of Australia

  ABN 48 123 123 124

(Facility Agent)

1	Interpretation

1.1	Incorporated definitions

A word or phrase defined in the Facility Agreement has the same meaning when used in this Agreement.

1.2	Definitions

In this Agreement:

Facility Agreement means the syndicated facility agreement (Facility Agreement) dated on or about [*] 2019 between Foxtel Management Pty Limited (the Initial Borrower), each party listed in Schedule 2 to that agreement (as Initial Financiers) and the Facility Agent.

Substituted Commitment means the Commitment of the Retiring Financier and the participation in the Principal Outstanding drawn under that Commitment in respect of the following Funding Portions:

Date	Interest Period	Amount of Participation
[*]	[*]	[*]
amounting to a principal amount of A$[*].
Substitution Date means [*].

1.3	Interpretation

(a)	Clause 1 of the Facility Agreement applies to this Agreement as if set out in full in this Agreement.

(b)

A reference in this Agreement to ‘identical’ rights or obligations is a reference to rights or obligations substantially identical in character to those rights or obligations rather than identical as to the person entitled to them or obliged to perform them.

1.4	Capacity

(c)	The Facility Agent enters into this Agreement for itself and as agent for each of the parties to the Facility Agreement (other than the Retiring Financier).

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Syndicated Facility Agreement

2	Substitution

2.1	Effect of substitution

With effect on and from the Substitution Date:

(d)	no party to the Finance Documents has any further obligation to the Retiring Financier in relation to the Substituted Commitment;

(e)	the Retiring Financier is released from and has no further rights or obligations to a party to the Finance Documents in relation to the Substituted Commitment and any Finance Document to that extent;

(f)

the Facility Agent grants to the Substitute Financier rights which are identical to the rights which the Retiring Financier had in respect of the Substituted Commitment and any Finance Document to that extent; and

(g)

the Substitute Financier assumes obligations towards each of the parties to the Finance Documents which are identical to the obligations which the Retiring Financier was required to perform in respect of the Substituted Commitment before the acknowledgment set out in 2.1(b).

2.2	Substitute Financier a Financier

With effect on and from the Substitution Date:

(h)	the Substitute Financier is taken to be a party to the Finance Documents with a Commitment equal to the Substituted Commitment and the Facility Agreement is amended accordingly; and

(i)	a reference in the Common Terms Deed Poll and Facility Agreement to ‘Financier’ includes a reference to the Substitute Financier.

2.3	Preservation of accrued rights

(j)

The Retiring Financier and all other parties to the Finance Documents remain entitled to and bound by their respective rights and obligations in respect of the Substituted Commitment and any of their other rights and obligations under the Finance Documents which have accrued up to the Substitution Date.

3	Acknowledgments

3.1	Copies of documents

The Substitute Financier acknowledges that it has received a copy of the Common Terms Deed Poll and the Facility Agreement and all other information which it has requested in connection with those documents.

3.2	Acknowledgment

The Substitute Financier acknowledges and agrees as specified in clause 18.13 of the Facility Agreement, which applies as if references to the Facility Agent included the Retiring Financier and references to any Finance Document included this Agreement.

4	Payments

4.1	Payments by Facility Agent

With effect on and from the Substitution Date, the Facility Agent must make all payments due under the Finance Documents in connection with the Substituted Commitment to the Substitute

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Syndicated Facility Agreement

Financier, without having any further responsibility to the Retiring Financier in respect of the same.

4.2      As between Financiers

The Retiring Financier and the Substitute Financier must make directly between themselves the payments and adjustments which they agree with respect to accrued interest, fees, costs and other rights or other amounts attributable to the Substituted Commitment which accrue before the Substitution Date.

5         Outstanding Liquidity Bills

The Substitute Financier indemnifies the Retiring Financier against any Loss which the Retiring Financier suffers, incurs or is liable for as acceptor, endorser or discounter of any outstanding Liquidity Bills prepared by the Retiring Financier in relation to the Substituted Commitment.

6         Warranty

Each of the Retiring Financier and the Substitute Financier represent and warrant to the other parties that the requirements of clause 17 of the Facility Agreement have been complied with in relation to the Substituted Commitment.

7         Details of Substitute Financier

The Lending Office and its notice details for correspondence of the Substitute Financier is as follows:

Address:	[*];

Attention:	[*]; and

Facsimile:	[*].

8         General

Clause 15 of the Common Terms Deed Poll applies to this Agreement as if it were set out in full in this Agreement.

9         Attorneys

Each of the attorneys executing this Agreement states that the attorney has no notice of revocation of that attorney’s power of attorney.

Executed as an agreement

Retiring Financier:

Signed for [*] by its attorney in the presence

of:

Witness Signature	Attorney Signature

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Syndicated Facility Agreement

Print Name	Print Name

Substitute Financier:

Signed for [*] by its attorney in the presence

of:

Witness Signature	Attorney Signature

Print Name	Print Name

Facility Agent:

Signed for Commonwealth Bank of

Australia by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

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